UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 22, 2014

MARTEN TRANSPORT, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-15010	39-1140809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

129 Marten Street Mondovi, Wisconsin	54755
(Address of principal executive offices)	(Zip Code)

(715) 926-4216

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 22, 2014, Marten Transport, Ltd. (“Marten”) entered into a Fifth Amendment to Credit Agreement (the “Amendment”) with U.S. Bank National Association, as agent (the “Agent”), and certain lenders party thereto (collectively, the “Lenders”). The Amendment amends that certain Credit Agreement, dated as of August 31, 2006, to Marten, entered into by and among Marten, the Agent, and the Lenders (the “Original Agreement”), as modified by amendments dated as of January 1, 2007, November 30, 2007, May 27, 2011 and December 10, 2012 (collectively, the “Prior Amendments” and, together with the Original Agreement, the “Current Credit Agreement”). Marten previously filed copies of the Original Agreement and the Prior Amendments with the Securities and Exchange Commission.

The Amendment (a) extends the maturity date of loans made under the revolving credit facility until December 22, 2019, (b) increases the letter of credit sublimit under the revolving credit facility to $25 million from $15 million under the Current Credit Agreement, (c) updates the Current Credit Agreement to address certain regulatory and compliance requirements, and (d) modifies the applicable margin associated with certain cash flow leverage ratios for loans based on LIBOR. Any loan under the revolving credit facility (other than swing line loans) bears interest at a variable rate based on LIBOR or an alternative variable rate based on the prime rate announced from time to time by the Agent as its prime rate (“Prime Rate”) plus or minus, as applicable, an applicable margin. The applicable margin for loans under the revolving credit facility is determined by reference to Marten’s cash flow leverage ratio and such applicable margin ranges from 0.650% to 1.5% per annum for loans based on LIBOR and from minus 0.5% to 0.0% per annum for loans based on the Prime Rate. The obligations arising under the revolving credit facility continues to be guaranteed by each of Marten’s existing subsidiaries.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is included as Exhibit 10.1 of this Current Report on Form 8-K and is incorporated herein by reference.

Section 2 – Financial Information

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information described under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated herein by this reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1

Fifth Amendment to Credit Agreement, dated as of December 22, 2014, by and among Marten Transport, Ltd., as borrower, the banks party thereto as lenders, and U.S. Bank National Association, as agent for the lenders (included herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARTEN TRANSPORT, LTD.

Dated: December 29, 2014	By	/s/ James J. Hinnendael
James J. Hinnendael
Its: Chief Financial Officer

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MARTEN TRANSPORT, LTD.

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

10.1

Fifth Amendment to Credit Agreement, dated as of December 22, 2014, by and among Marten Transport, Ltd., as borrower, the banks party thereto as lenders, and U.S. Bank National Association, as agent for the lenders.

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